    As filed with the Securities and Exchange Commission on October 2, 1998
                                                 Registration No. 333-________
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                           ENTRUST TECHNOLOGIES INC.
            (Exact name of registrant as specified in its charter)


               MARYLAND                                     62-1670648
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                            Identification Number)


     2323 NORTH CENTRAL EXPRESSWAY, RICHARDSON, TEXAS            75080
       (Address of Principal Executive Offices)                       (Zip Code)

                AMENDED AND RESTATED 1996 STOCK INCENTIVE PLAN
                           (Full title of the Plan)

                                 JOHN A. RYAN
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           ENTRUST TECHNOLOGIES INC.
                         2323 NORTH CENTRAL EXPRESSWAY
                             RICHARDSON, TX  75080
                    (Name and address of agent for service)

                                (972) 994-8000
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

                                                                Proposed
                         Number of     Proposed maximum          maximum           Amount of
 Title of securities     Shares to      offering price      aggregate offering    registration
  to be registered     be Registered       per share               price              fee
----------------------------------------------------------------------------------------------
Common Stock,            9,585,654        $15.13(1)          $145,030,945(1)       $42,785.00
 $.01 par value
==============================================================================================

(1) Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low sale prices of the Common Stock on the Nasdaq National Market on September 30, 1998 in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933, as amended.

PART I. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information required by Part I is included in documents sent or given to participants in the Amended and Restated 1996 Stock Incentive Plan of Entrust Technologies Inc., a Maryland corporation (the "Registrant"), pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act").

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission. The following documents, which are on file with the Securities and Exchange Commission, are incorporated in this Registration Statement by reference:

          (a) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act, that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

          (c) The description of the common stock of the Registrant, $.01 par value per share (the "Common Stock"), which is contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares offered hereby have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

     Not applicable.

Item 5.  Interests of Named Experts and Counsel

     Not Applicable.

Item 6.  Indemnification of Directors and Officers

     Section 2-418 of the General Corporation Law of Maryland (the "Maryland Law") provides that, unless a corporation's charter includes a provision which restricts or limits the corporation's right to indemnify its officers and directors, the corporation may indemnify a director or officer with respect to proceedings instituted against such director or officer by reason of his or her service in that capacity, unless the act or omission in question was material and was committed in bad faith or was the result of active and deliberate dishonesty, unless the director or officer received an improper personal benefit or unless the director or officer had reasonable cause to believe that the act or omission was unlawful. The Registrant's Articles of Incorporation and Bylaws provide that the Registrant shall indemnify and advance expenses to its currently acting and its former directors to the fullest extent permitted by the Maryland Law and that the Registrant shall indemnify and advance expenses to its officers to the same extent as its directors and to such further extent as is consistent with law. However, nothing in the Articles of Incorporation or Bylaws of the Registrant protects or indemnifies a director, officer, employee or agent against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. To the extent that a director has been successful in defense of a proceeding, unless limited by charter, the Maryland Law provides that he shall be indemnified against reasonable expenses incurred in connection therewith.

     Certain of the directors of the Registrant are also officers of Northern Telecom Limited ("NTL"), a shareholder of the Registrant, and are serving on the Registrant's Board of Directors at the request of NTL. Pursuant, to NTL's Bylaws, NTL will indemnify its officers when they are acting at NTL's request as directors of a corporation of which NTL is a shareholder, provided that such officers acted honestly, in good faith and had reasonable grounds to believe their conduct was lawful.


Item 7.  Exemption from Registration Claimed

     Not applicable.


Item 8.  Exhibits

     The Exhibit Index immediately preceding the exhibits is attached hereto and incorporated herein by reference.

Item 9.  Undertakings

     1.   The Registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Richardson, Texas, on the 2nd day of October, 1998.

                              ENTRUST TECHNOLOGIES INC.



                              By:   /s/ John A. Ryan
                                    -------------------------------------
                                    John A. Ryan
                                    President and Chief Executive Officer

                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Entrust Technologies Inc., hereby severally constitute John A. Ryan, Michele L. Axelson, James D. Kendry and John A. Burgess, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Entrust Technologies Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                  Title                      Date
---------                                  -----                      ----
/s/ John A. Ryan           President and Chief Executive         October 2, 1998
----------------------
John A. Ryan               Officer (Principal Executive Officer)

/s/ Michele L. Axelson     Senior Vice President, Business       October 2, 1998
----------------------
Michele L. Axelson         Development and Finance and
                           Chief Financial Officer
                           (Principal Financial and
                            Accounting Officer)

/s/ David D. Archibald     Director                              October 2, 1998
----------------------
David D. Archibald

/s/ Frank A. Dunn          Director                              October 2, 1998
----------------------
Frank A. Dunn

/s/ F. William Conner      Director                              October 2, 1998
----------------------
F. William Conner

/s/ Robert S. Morris       Directors                             October 2, 1998
----------------------
Robert S. Morris


                                 Exhibit Index
                                 -------------

Exhibit
Number   Description
-------  -----------
 4       Specimen certificate for shares of Common Stock (incorporated by reference herein from Exhibit 4 to the Registrant's Registration
         Statement on Form S-1 (File No. 333-57275) as declared effective by the Securities and Exchange Commission on August 17, 1998).

 5       Opinion of Hale and Dorr LLP.

23.1     Consent of Hale and Dorr LLP (included in Exhibit 5).

23.2     Consent of Deloitte & Touche Chartered Accountants.

23.3     Consent of Willi & Partner AG.

24       Power of Attorney (included on the signature page of this Registration
         Statement).